Exhibit 10.3

Execution Version

AMENDED AND RESTATED PARENT GUARANTY
This AMENDED AND RESTATED PARENT GUARANTY (this “Guaranty”), dated as of September 18, 2020, is made by SUNNOVA ENERGY CORPORATION, a Delaware corporation (the “Parent Guarantor”), in favor of SUNNOVA TEP INVENTORY, LLC, a Delaware limited liability company (the “Borrower”), and CREDIT SUISSE AG, NEW YORK BRANCH (the “Administrative Agent”), as administrative agent under that certain Credit Agreement, dated as of December 30, 2019 (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Administrative Agent, the financial institutions that become parties thereto as lenders (the “Lenders”), each funding agent representing a group of Lenders (the “Funding Agents” and each a “Funding Agent”), and Wells Fargo Bank, National Association, as paying agent (the “Paying Agent”). Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.
PRELIMINARY STATEMENT:
WHEREAS, the Parent Guarantor, the Borrower and the Administrative Agent have entered into that certain Parent Guaranty (the “Existing Guaranty”), dated as of December 30, 2019;
WHEREAS, the Parent Guarantor, the Borrower, the Administrative Agent and DeveloperCo (“DeveloperCo”) have entered into that certain Pipeline Exclusivity Agreement (the “Pipeline Exclusivity Agreement”), dated as of December 30, 2019;
WHEREAS, DeveloperCo and Sunnova TEP IV-A, LLC have entered into the Master Purchase Agreement, dated as of August 16, 2019, and DeveloperCo will, from time to time, enter into additional master purchase agreements with Project Companies in accordance with the Credit Agreement (each, a “Master Purchase Agreement”);
WHEREAS, the Borrower and DeveloperCo have entered into the Equipment Sourcing Agreement (the “Equipment Sourcing Agreement”), dated as of December 30, 2019;
WHEREAS, the Parent Guarantor, the Administrative Agent, the Borrower, DeveloperCo, and Sunnova Inventory Management, LLC (“Sunnova Inventory” and, together with Borrower and DeveloperCo, the “Affiliated Entities” and, each individually, an “Affiliated Entity” ) have entered into the Management Services Agreement (the “Management Services Agreement”), dated as of December 30, 2019;
WHEREAS, the Parent Guarantor, the Borrower and certain other Subsidiaries of the Parent Guarantor have entered into or agreed to enter into the Contribution Agreement (as defined in the Credit Agreement) (together with the Pipeline Exclusivity Agreement, each Master Purchase Agreement, the Equipment Sourcing Agreement and the Management Services Agreement, in each case, as from time to time amended, restated, supplemented or otherwise modified, the “Affiliate Transaction Documents” and, each individually, an “Affiliate Transaction Document”); and

WHEREAS, in order to induce the Borrower and the Lenders to enter into the Credit Agreement, the Parent Guarantor is entering into this Guaranty, pursuant to which the Parent Guarantor will (A) guaranty the performance and observance by each Affiliated Entity of its respective obligations under the Affiliate Transaction Documents, (B) guaranty the performance and observance by the Borrower with respect any indemnification Obligations resulting from breaches of representations and certifications contained in any Borrowing Base Certificate and (C) subject to the Obligations Guarantee Cap (defined below), guaranty the Obligations.
NOW, THEREFORE, in consideration of the premises and in order to induce the Borrower and the Administrative Agent to enter into the Credit Agreement, the Parent Guarantor hereby agrees as follows:
SECTION 1.Unconditional Undertaking. (a) The Parent Guarantor hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Borrower and the Administrative Agent to:
(i)cause the due and punctual performance and observance by each Affiliated Entity of all terms, covenants, conditions, agreements, undertakings, indemnities, and other obligations to be performed or observed by such Affiliated Entity under each Affiliate Transaction Document to which it is a party,
(ii)upon the receipt of notice by the Administrative Agent, pay outstanding indemnification Obligations resulting from any breach of representations and certifications contained in any Borrowing Base Certificate,
(iii)pay any unpaid, outstanding Obligations; provided that the aggregate Guaranteed Obligations (defined below) under this Section 1(a)(iii) shall not exceed $9,520,000 (the “Obligations Guarantee Cap”), and
(iv)pay any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Borrower or the Administrative Agent in enforcing their respective rights under any applicable Affiliate Transaction Document and/or this Guaranty (in each case the “Guaranteed Obligations”).
(a)If any Affiliated Entity fails in any manner whatsoever to perform or observe any of the Guaranteed Obligations applicable to it when the same shall be required to be performed or observed under any applicable Transaction Document, after giving effect to any applicable grace or cure period thereunder, the Parent Guarantor will itself, within three (3) Business Days of the earlier of (i) the Parent Guarantor’s knowledge of such failure or (ii) demand from the Administrative Agent, duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Guaranteed Obligations, and it shall not be a condition to the accrual of the obligation of the Parent Guarantor hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that the Borrower or the Administrative Agent shall have first made any request of or demand upon or given any notice to the Parent Guarantor, any Affiliated Entity, any other Obligor or any of their successors or assigns, or have instituted any action or proceeding against the Parent Guarantor, any Affiliated Entity, any other Obligor or any of their successors or assigns in respect thereof.
(b)Upon the requirement to pay any amount in accordance with Section 1(a), the Borrower and the Administrative Agent hereby direct and the Parent Guarantor hereby agrees to pay all such amounts, if any, by remitting all such amounts in immediately available funds to the Paying Agent for deposit into the Proceeds Account.
SECTION 2.Obligation Absolute. The Parent Guarantor agrees that, to the maximum extent permitted by Applicable Law, the Guaranteed Obligations not performed by any Affiliated Entity will be performed by the Parent Guarantor strictly in accordance with the terms of the applicable Transaction Document, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Affiliated Entity with respect thereto. The obligations of the Parent Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Guaranty, to the maximum extent permitted by Applicable Law, irrespective of whether any action is brought against any Affiliated Entity or whether any Affiliated Entity is joined in any such action or actions. Except as provided in Section 10 hereof, to the maximum extent permitted by Applicable Law, the liability of the Parent Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
(a)any lack of validity or enforceability against any Affiliated Entity of any applicable Transaction Document or any other agreement or instrument relating thereto;
(b)any change in the time, manner or place of performance of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document;
(c)any taking, exchange, release or non-perfection of any collateral, or any taking, release, amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Guaranteed Obligations;
(d)any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations (unless such application satisfies the Guaranteed Obligations in full), or any manner of sale or other disposition of any collateral or any other assets of any Affiliated Entity or any of their respective subsidiaries for all or any of the Guaranteed Obligations;
(e)any change, restructuring or termination of the corporate structure or existence of any Affiliated Entity, the Parent Guarantor or any of their respective subsidiaries;
(f)any other circumstance that might otherwise constitute a legal or equitable discharge or defense available to, or a discharge of, any Affiliated Entity or the Parent Guarantor, as applicable, or a guarantor;

(g)the absence of any attempt by, or on behalf of, the Administrative Agent or any of the Lenders, to collect, or to take any other action to enforce, all or any part of the Loan Notes or the Guaranteed Obligations;
(h)the election of any remedy by, or on behalf of, the Administrative Agent or any of the Lenders, in any proceeding of the Borrower or any other Obligor instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;
(i)any borrowing or grant of a security interest by the Borrower or any other Obligor, as a debtor in possession, under Section 364 of the Bankruptcy Code;
(j)the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Administrative Agent or any of the Lenders against the Borrower or any other Obligor for repayment of all or any part of the Obligations (not as defined herein, but as defined in the Credit Agreement), including any amount due hereunder; or
(k)any actual or alleged fraud by any party (other than the Administrative Agent, any of the Lenders or the Paying Agent).
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Borrower, any other Obligor or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any Affiliated Entity or the Parent Guarantor, as applicable, or otherwise, to the maximum extent permitted by Applicable Law, all as though payment had not been made.
SECTION 3.Waiver. The Parent Guarantor hereby waives, to the maximum extent permitted by Applicable Law, promptness, diligence, notice of acceptance and any other notice (except as specifically provided for in an Affiliate Transaction Document or, with respect to the guaranty of the Obligations (subject to the Obligations Guarantee Cap), the Credit Agreement) with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Borrower or the Administrative Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or entity or any collateral.
SECTION 4.Subrogation. The Parent Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any performance hereunder or otherwise, until all the Guaranteed Obligations and all other amounts payable under this Guaranty, each Affiliate Transaction Document and the Loan Documents shall have been performed in full. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time prior to the performance in full of the Guaranteed Obligations under this Guaranty and any applicable Transaction Document, such amount shall be held in trust for the benefit of the Borrower or the Administrative Agent, as the case may be, and shall forthwith be paid to the Borrower or the Administrative Agent, as the case may be, to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Borrower or the Administrative Agent as the case may be, as collateral security for any Guaranteed Obligations thereafter existing. If all the Guaranteed Obligations under this Guaranty shall be performed in full, the Borrower or the Administrative Agent, as the case may be, will, at the Parent Guarantor’s request, execute and deliver to the Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent Guarantor of any interest in the Guaranteed Obligations resulting from such payment by the Parent Guarantor.
SECTION 5.Representations and Warranties and Covenants. Effective on, and as of, the Closing Date and the date hereof, unless otherwise specifically set forth in the applicable representation or warranty, the Parent Guarantor hereby represents, warrants and covenants that:
(a)Existence. The Parent Guarantor (i) is, and at all times during the term of this Guaranty will be, an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has, and at all times during the term of this Guaranty will have, all requisite corporate or other power, and all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on the ability of the Parent Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Parent Guarantor, and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on the ability of the Parent Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Parent Guarantor.
(b)Financial Condition. The Parent Guarantor has heretofore furnished to the Borrower and the Administrative Agent, a copy of:
(i)the consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries for the fiscal year ended December 31, 2018, and the related consolidated statements of operations and of cash flows for the Parent Guarantor and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon by PricewaterhouseCoopers LLP; and
(ii)the unaudited consolidated balance sheet of SEI and its consolidated subsidiaries for the fiscal quarter ended September 30, 2019 setting forth the related unaudited interim consolidated statements of operations for such fiscal quarter and cash flows for such period for SEI and its consolidated subsidiaries.
All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Parent Guarantor or SEI, as applicable, and its subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 2018, through the date of this Guaranty, there has been no material adverse change in the consolidated business, operations or financial condition of the Parent Guarantor and its consolidated subsidiaries, as applicable, taken as a whole from that set forth in said financial statements.
(c)Litigation. Other than the actions, suits, arbitrations or litigation disclosed in the Parent Guarantor’s or SEI’s quarterly or annual financial statements, there are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Parent Guarantor or any of its Affiliates or affecting any of the property of any of them before any Governmental Authority (i) that questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby or (ii) which, individually or in the aggregate, if adversely determined, would reasonably be likely to have a material adverse effect on the ability of the Parent Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Parent Guarantor.
(d)No Breach. Neither (i) the execution and delivery of this Guaranty nor (ii) the consummation of the transactions herein contemplated in compliance with the terms and provisions hereof will conflict with or result in a breach of the charter or by-laws of the Parent Guarantor, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Parent Guarantor is a party or by which any of its property is bound or to which it is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien upon any property of the Parent Guarantor or any of its subsidiaries pursuant to the terms of any such agreement or instrument.
(e)No Defaults or Violations. The Parent Guarantor is not in default under any material agreement, contract or instrument, as applicable, to which the Parent Guarantor is a party or by which it is or its properties are bound, or subject to or in violation of any statute or of any order or regulation of any court, administrative agency, arbitrator or governmental body that would have a material adverse effect on the ability of the Parent Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Parent Guarantor; and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or such a violation of any statute or of any order or regulation of any court, administrative agency, arbitrator or governmental body.
(f)Action. The Parent Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations hereunder; the execution, delivery and performance by the Parent Guarantor of this Guaranty has been duly authorized by all necessary corporate or other action on its part and this Guaranty has been duly and validly executed and delivered by the Parent Guarantor and constitutes a legal, valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights and by general principles of equity.

(g)Licenses. The Parent Guarantor holds, and at all times during the term of this Guaranty will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Guaranty or any other documents or transactions contemplated hereunder.
(h)Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Parent Guarantor hereunder or for the legality, validity or enforceability hereof.
(i)Conditions Precedent. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.
(j)Ownership. Effective on the Closing Date, the Parent Guarantor is the direct or indirect legal and beneficial owner of all of the outstanding equity interest in each Affiliated Entity.
(k)Taxes. The Parent Guarantor and its subsidiaries have filed all U.S. federal income tax returns and all other material tax returns that are required to be filed by them and have paid, or have made provision for the payment of, all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Parent Guarantor and its subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Parent Guarantor, adequate.
(l)[Reserved].
(m)Investment Company Act. The Parent Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act.
(n)True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Parent Guarantor to the Borrower and the Administrative Agent in connection with the negotiation, preparation or delivery of this Guaranty or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Parent Guarantor to the Borrower and the Administrative Agent in connection with this Guaranty and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

(o)ERISA. As of the Closing Date and at all times during the term of this Guaranty, (i) each “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, that is sponsored, maintained, or contributed to by the Parent Guarantor or its subsidiaries, other than any such plan that is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, (a “Sunnova Pension Plan”) and, to the knowledge of the Parent Guarantor, each “employee welfare benefit plan,” as such term is defined in Section 3(1) of ERISA, that is sponsored, maintained or contributed to by the Parent Guarantor or its subsidiaries, is and will be in compliance in all material respects with, and has been and will be administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or state law; (ii) with respect to any Sunnova Pension Plan that is subject to Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any plan year beginning prior to January 1, 2008, and with respect to any plan year beginning after December 31, 2007, no unpaid “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, exists and, to the knowledge of the Parent Guarantor, no event has occurred or circumstance exists that may result in an unpaid minimum required contribution as of the last day of the current plan year of any such plan; and (iii) the Parent Guarantor and each of its Commonly Controlled Affiliates has made and will make substantially all contributions required under each “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, to which the Parent Guarantor or any of its Commonly Controlled Affiliates is obligated to contribute (a “Sunnova Multiemployer Plan”) and any required contribution that has not been paid would not, individually or in the aggregate, have a material adverse effect. As of the Closing Date, neither the Parent Guarantor nor any of its Commonly Controlled Affiliates has been notified by the sponsor of a Sunnova Multiemployer Plan that such Sunnova Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a material adverse effect. After the Closing Date and at all times during the term of this Guaranty, the aggregate outstanding liability of the Parent Guarantor and its Commonly Controlled Affiliates for any partial or complete withdrawal from any Multiemployer Plan collectively does not exceed $10 million, and, to the knowledge of the Parent Guarantor, no event has occurred or circumstance exists that presents a risk that the aggregate outstanding liability of the Parent Guarantor and its Commonly Controlled Affiliates for any partial or complete withdrawal from any Sunnova Multiemployer Plan could collectively exceed $10 million at any time during the term of this Guaranty. For purposes of this Section 5(o), “Commonly Controlled Affiliates” means those direct or indirect affiliates of the Parent Guarantor that would be considered a single employer with the Parent Guarantor under Section 414(b), (c), (m), or (o) of the Code.
(p)Rank of Obligations. Its obligations under this Guaranty do rank and will rank at least pari passu in priority of payment and in all other respects with all of its unsecured indebtedness.
(q)Borrowing Base Certificate; Financial Reporting. The Parent Guarantor shall furnish or cause to be furnished to the Borrower and the Administrative Agent:

(i)Borrowing Base Certificate. Not later than two (2) Business Days prior to each Borrowing Date and each Payment Date, deliver a duly executed Borrowing Base Certificate in the form of Exhibit B-1 under the Credit Agreement;
(ii)Annual Reporting. Within (a) the earlier of (x) one hundred eighty (180) days after the close of each fiscal year of SEI (beginning with the fiscal year ending December 31, 2019) and (y) such earlier period as required by Applicable Law, the unqualified (provided, however explanatory language added to the auditor’s standard report shall not constitute a qualification) audited financial statements for such fiscal year that include the consolidated balance sheet of SEI and its consolidated subsidiaries as of the end of such fiscal year, the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year (it being acknowledged that such requirement with respect to SEI may be satisfied by the filing of the appropriate report on Form 10-K with the Securities and Exchange Commission), and, beginning with the fiscal year ending December 31, 2019, the assets and liabilities of the Parent Guarantor and the Borrower as of the end of such fiscal year presented in a note or schedule to such financial statements of SEI, and in each case prepared in accordance with GAAP, and audited by a Nationally Recognized Accounting Firm selected by SEI;
(iii)Quarterly Reporting. Within the earlier of (x) sixty (60) days after the end of each of the first three quarters of its fiscal year and (y) such earlier period as required by Applicable Law, the unaudited consolidated balance sheets and income statements for such fiscal quarter on a year-to-date basis for SEI and its consolidated subsidiaries (it being acknowledged that such requirement with respect to SEI may be satisfied by the filing of the appropriate report on Form 10-Q with the Securities and Exchange Commission); and
(iv)Working Capital Certification. Not later than seven (7) Business Days after the last day of each calendar month and/or quarter, as applicable, a written certificate executed and delivered by the chief executive officer, chief financial officer, treasurer or controller of the Parent Guarantor certifying on behalf of the Parent Guarantor that, as of the last day of the preceding calendar month and/or quarter, as applicable, the Parent Guarantor maintained Working Capital (as defined below) available to it in an amount at least equal to the relevant Financial Covenant requirement under Section 5(r)(iv) (the “Working Capital Certification”).
(r)Financial Covenants. As of the Closing Date and at all times during the term of this Guaranty, the following shall be true (collectively, the “Financial Covenants”):

(i)the Parent Guarantor shall have and maintain as of the last day of each fiscal quarter ending after the Closing Date a Tangible Net Worth (as defined below) of at least the sum of (A) fifty percent (50%) of all positive quarterly net income (as determined in accordance with GAAP) earned for each fiscal quarter ending after the Closing Date as of such date plus (B) $185,000,000;
(ii)the Parent Guarantor shall have and maintain as of the last day of each fiscal quarter ending after the Closing Date, Working Capital (as defined below) available to it in an amount at least equal to $20,000,000;
(iii)no distribution with respect to the equity of the Parent Guarantor shall be funded with the proceeds (directly or indirectly) any Advances made under the Credit Agreement;
provided that for purposes of determining compliance with the Financial Covenants in this Section 5(r)(i)-(iii), on or prior to the date that is fifteen (15) Business Days after the date on which it is determined that the Parent Guarantor is not in compliance with any Financial Covenant (the “Equity Cure Period”), the Parent Guarantor’s equity holders or any of their Affiliates shall have the right to make and fund an equity investment in the Parent Guarantor in cash during such Equity Cure Period, and such cash, if so designated by the Parent Guarantor, shall be included as unrestricted cash for purposes of calculating (A) “Tangible Net Worth” in clause (i) above, and (B) to the extent such amounts do not reduce undrawn capacity under equity or debt facilities included in the calculation, “Working Capital” in clause (ii) above (each such investment of cash, an “Equity Cure”); provided, further, that any actions taken by or with respect to the Parent Guarantor during the Equity Cure Period in an effort to have the Parent Guarantor comply with the Financial Covenants shall be promptly communicated to the Administrative Agent in writing and no more than (X) one (1) Equity Cure shall be permitted during each calendar year and (Y) two (2) Equity Cures shall be permitted during the term of Agreement, without advance notice to and consent of the Administrative Agent; provided, further, that so long as the Parent Guarantor has delivered prior written notice to the Administrative Agent of its intention to exercise an Equity Cure, during the Equity Cure Period no Default or Event of Default shall be deemed to have occurred and neither the Administrative Agent nor any Lender shall exercise any rights or remedies under or arising out of this Section 5(r)(i)-(iii) or any other Transaction Document on the basis of any failure to comply with those Financial Covenants as to which notice of intent to exercise an Equity Cure has been delivered; provided, further, that if the Parent Guarantor’s non-compliance with the Financial Covenants is cured by a permitted Equity Cure made within the Equity Cure Period, no Default or Event of Default shall be deemed to have occurred; and
(iv)the Parent Guarantor shall have and maintain as of the last day (A) of each fiscal quarter ending after the date hereof, Working Capital (as defined below) available to it in an amount at least equal to $50,000,000 and (B) of each calendar month ending after the date hereof, Working Capital (as defined below) available to it in an amount at least equal to $40,000,000;

provided, that upon any failure to timely deliver a Working Capital Certification or non-compliance as of any calendar month or quarter by the Parent Guarantor with the Financial Covenant under this Section 5(r)(iv):
(1)the Parent Guarantor shall, within five (5) Business Days of the delivery of the applicable Working Capital Certification pursuant to Section 5(q) hereof, furnish or cause to be furnished to the Administrative Agent: (x) an updated Borrowing Base Report that incorporates, inter alia, the updated Projected Deployment Schedule referenced hereunder, (y) a duly executed Borrowing Base Certificate in the form of Exhibit B-1 under the Credit Agreement and (z) an updated Projected Deployment Schedule covering the time period from the most recent calendar month through and including July 31, 2022, under which the projected deployment of Eligible Equipment by Borrower and DeveloperCo during such period shall match the immediately preceding 12-month period of actual deployment of Eligible Equipment (as categorized by type and volume of Equipment and taking into account seasonality and other relevant factors), in each case in form and substance reasonably satisfactory to the Administrative Agent; and
(2)if the updated Borrowing Base Report reflects any projected Aggregate Outstanding Advances as of July 31, 2022, such amount shall be due and payable as a mandatory prepayment in accordance with Section 2.9(e) of the Credit Agreement. So long as any such mandatory prepayment is made in accordance with Section 2.9(e) of the Credit Agreement, no Default or Event of Default shall be deemed to have occurred and neither the Administrative Agent nor any Lender shall exercise any rights or remedies under or arising out of this Section 5(r)(iv) or any other Transaction Document on the basis of any failure to comply with this Section 5(r)(iv).
For purposes of this Section 5(r), the following terms shall have the meanings set forth below:
“Mezzanine Facility” shall mean any indebtedness incurred by the Parent Guarantor under any mezzanine financing facility or private high yield notes issuance, the proceeds of which are used for working capital purposes; provided that the Parent Guarantor shall deliver prior written notice of its intention to enter into such facility or issue such notes not later than ten (10) days prior to the closing of such facility or issuance of such notes.
“Tangible Net Worth” shall mean the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Parent Guarantor, less all assets that are considered to be intangible assets under GAAP (including customer lists, goodwill, internal use software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs of the Parent Guarantor) less “Total Liabilities” in a consolidated balance sheet of the Parent Guarantor as reported in each set of quarterly financial statements delivered pursuant to Section 5(q)(ii) above; provided that the amount calculated in Section 5(q)(i) above and the term “Total Liabilities” shall carve out from the calculation thereof an aggregate principal amount of up to $50,000,000 then outstanding under any Mezzanine Facility as reported in each set of quarterly financial statements delivered pursuant to Section 5(r)(ii) above.
“Working Capital” shall mean, as of any date, the cumulative amount of unrestricted cash and undrawn capacity under any equity or debt financing arrangement of the Parent Guarantor or any Subsidiary of the Parent Guarantor which is available (taking into account the ability of Guarantor or its applicable Subsidiary to satisfy any conditions to such availability as demonstrated to the reasonable satisfaction of the Administrative Agent) to pay for the Parent Guarantor’s selling, asset origination and general and administrative expenses. For the avoidance of doubt, Working Capital shall include any undrawn capacity available (taking into account the ability of Guarantor or its applicable Subsidiary to satisfy any conditions to such availability as demonstrated to the reasonable satisfaction of the Administrative Agent) for the Parent Guarantor’s general and administrative purposes under any other equity or debt financing arrangement of the Parent Guarantor or any Subsidiary (solely to the extent that, as of any time of determination, the applicable loan principal is not due and payable within the subsequent 30 days), but Working Capital shall exclude (i) any Advances under the Credit Agreement and (ii) as of any time of determination, any other debt financing arrangement of Parent Guarantor or any Subsidiary to the extent that any loan principal is due and payable within the subsequent 30 days.
SECTION 6.Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Parent Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Parent Guarantor (only with respect to amendments), the Borrower and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 7.Addresses for Notices. All notices and other communications hereunder shall be in writing (which shall include facsimile communication), shall be personally delivered, express couriered, electronically transmitted (in which case a hard copy shall also be sent by regular mail) or mailed by registered or certified mail, if to the Borrower, at the address set forth under its name on the signature page hereof, if to the Administrative Agent, at the address set forth under its name on the signature page hereof and, if to the Parent Guarantor, at the address set forth under its name on the signature page hereof or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

SECTION 8.No Waiver; Remedies. No failure on the part of the Borrower or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 9.Continuing Guaranty. This Guaranty is a continuing agreement and shall, to the maximum extent permitted by Applicable Law:
(a)remain in full force and effect until the performance in full of the Obligations and the payment of all other amounts payable under the other Transaction Documents;
(b)be binding upon the Parent Guarantor, its successors and assigns; and
(c)inure to the benefit of, and be enforceable by, the Borrower, the Administrative Agent and their successors and assigns.
SECTION 10.Release of the Parent Guarantor. In the event that (a) the Parent Guarantor ceases to control (within the meaning of the Securities Act) the Affiliated Entities, (b) the new controlling person has agreed to assume the obligations of the Parent Guarantor hereunder, (c) the Parent Guarantor shall have received the written consent of the Administrative Agent, and (d) the Parent Guarantor and such new controlling person shall have executed documents and provided opinions of counsel reasonably requested by the Administrative Agent, then the Parent Guarantor shall be permitted to assign its obligations hereunder to such new controlling person, and upon such assignment, this Guaranty shall terminate with respect to the Parent Guarantor and the Parent Guarantor shall be released from its obligations hereunder without the necessity of any further action of the parties to this Guaranty.
SECTION 11.GOVERNING LAW; WAIVER OF JURY TRIAL. THIS GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED WHEN THE RETURN RECEIPT IS SIGNED. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARENT GUARANTOR AND THE BORROWER OR THE AGENT, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS GUARANTY. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE

FOREGOING CONSENT TO JURISDICTION, EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 11 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PARENT GUARANTOR, THE BORROWER OR THE ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.
SECTION 12.No Proceeding; Effects of Bankruptcy. The Parent Guarantor hereby agrees that it will not, directly or indirectly, institute or cause to be instituted, or join any Person in instituting, against the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day after payment in full of the Obligations (not as defined herein, but as defined in the Credit Agreement). To the extent permitted by law, this Guaranty shall survive the occurrence of any bankruptcy with respect to any Affiliated Entity or any other Person. To the extent permitted by law, no automatic stay under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Affiliated Entity is subject shall postpone the obligations of the Parent Guarantor under this Guaranty.
SECTION 13.Counterparts. This Guaranty may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Guaranty by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.
SECTION 14.Amendment and Restatement. This Guaranty amends and restates the Existing Guaranty in all respects.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parent Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
SUNNOVA ENERGY CORPORATION
By: /s/ Robert Lane
Name: Robert Lane
Title: Executive Vice President,
Chief Financial Officer
Address: 20 Greenway Plaza
Suite 540
Houston, TX 77046

    [Signature Page to SEC Guaranty]

Acknowledged and Agreed:
SUNNOVA TEP INVENTORY, LLC, as Borrower
By: /s/ Robert Lane
    Name: Robert Lane
Title:     Executive Vice President,
    Chief Financial Officer
Address:    20 Greenway Plaza
Suite 540
Houston, TX 77046

    [Signature Page to SEC Guaranty]

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent
By:    /s/ Patrick Duggan
Name: Patrick Duggan
Title:     Vice President

By:    /s/ Patrick J. Hart
Name: Patrick J. Hart
Title:     Director

Address:    11 Madison Avenue, 4th Floor
New York, NY 10010
Attention: Asset Finance

    [Signature Page to SEC Guaranty]